Exhibit 99




                 DATA GENERAL TO REDEEM 7 3/4 PERCENT DEBENTURES


         WESTBORO, Mass., July 18, 1997 -- Data General Corporation today announced that it will redeem all $125 million of its 7 3/4 percent Convertible Subordinated Debentures due 2001. The redemption will be effective August 18, 1997.
         The debentures will be redeemed at a price of 103.1 percent of the principal face value plus accrued interest through August 18.
         Alternatively, the debentures may be converted into common stock of Data General at a conversion price of $19.20 anytime before the close of business on August 18.
         Coordination of the redemption will be handled by State Street Bank and Trust Company, Trustee for the debentures.Data General (NYSE: DGN), based in Westboro, Massachusetts, specializes in servers, storage systems and related software and services for customers worldwide. The company reported revenues of $1.3 billion during fiscal 1996. Additional information on the company, its products, and services is available on the Internet at http://www.dg.com.